UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. ________)
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Nature Vision, Inc
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (check the appropriate box):

☒           No fee required.

 ☐           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)           Title of each class of securities to which transaction applies:

(2)           Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)           Proposed maximum aggregate value of transaction:

(5)           Total fee paid:

 ☐ Fee paid previously with preliminary materials.

 ☐ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)       Amount Previously Paid:

(2)       Form, Schedule or Registration Statement No.:

(3)       Filing Party:

(4)       Date Filed:

NATURE VISION, INC.
1480 Northern Pacific Road
Brainerd, Minnesota  54601
(218) 825-0733

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 2, 2008

NOTICE IS HEREBY GIVEN that the annual meeting of shareholders of Nature Vision, Inc., a Minnesota corporation, will be held on Friday, May 2, 2008, at 2:00 p.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota  55425, for the following purposes:

1.	To elect one Class II director to hold office for three-year term or until his successor is elected or appointed.

2.	To transact such other business as may properly come before the meeting and any adjournments thereof.

Only holders of record of our common stock at the close of business on March 20, 2008 will be entitled to notice of, and to vote at, the annual meeting or any adjournment thereof.

You are cordially invited to attend the annual meeting.  Whether or not you plan to attend the annual meeting, please complete, sign and date the enclosed proxy and return it in the enclosed reply envelope as promptly as possible.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Kolkind
Secretary

April 2, 2008

PROXY STATEMENT

NATURE VISION, INC.

1480 Northern Pacific Road
Brainerd, Minnesota  54601
(218) 825-0733

Annual Meeting of Shareholders – May 2, 2008

GENERAL

The enclosed proxy is solicited by the Board of Directors of Nature Vision, Inc., a Minnesota corporation (“Nature Vision,” or the “Company”), for use at the annual meeting to be held on Friday, May 2, 2008, at 2:00 p.m., Central Daylight Time, at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota  55425, or any adjournment thereof.  Solicitations are being made by mail and may also be made by our directors, officers and employees.  Any proxy given pursuant to such solicitation may be revoked by the shareholder at any time prior to the voting thereof by so notifying us in writing at the above address, attention:  Jeffrey P. Zernov, or by appearing and voting in person at the meeting.  Shares represented by proxies will be voted as specified in the proxies.  In the absence of specific instructions, proxies will be voted (to the extent they are entitled to be voted on such matters):  (1) FOR the election to the Board of Directors of the nominee named in this proxy statement; and (2) in the proxy’s discretion upon such other business as may properly come before the annual meeting.  So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the annual meeting.

Votes cast by proxy or in person at the annual meeting will be tabulated by the election inspector appointed for the meeting and will determine whether or not a quorum is present.  The election inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum but as not voted for purposes of determining the approval of any matter submitted to the shareholders for a vote.  If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as shares that are present for the purpose of determining the presence of a quorum, but will not be considered as present and entitled to vote with respect to that matter.

We will pay all of the expenses involved in preparing, assembling and mailing this proxy statement and the material enclosed herewith.  We may reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to beneficial owners of stock.  This proxy statement and our annual report for the year ended December 31, 2007 are being mailed to shareholders on or about April 2, 2008.

Requests for Copies of our Annual Report on Form 10-KSB

Only one copy of our annual report (which includes Nature Vision’s Annual Report on Form 10-KSB and the accompanying financial statements and financial statement schedules) and proxy statement are being mailed to shareholders sharing an address unless Nature Vision has received contrary instructions from one or more of the shareholders.  Nature Vision will deliver promptly upon written or oral request a separate copy of the annual report or proxy statement to a shareholder at a shared address to which a single copy was delivered.  Shareholders wishing to receive additional copies of either the annual report or proxy statement for the 2008 annual meeting without charge or who share an address with another shareholder and are receiving multiple copies and would like to receive a single copy should call David Kolkind at (218) 825-0733 or send a letter to him at the following address:

Nature Vision, Inc.
1480 Northern Pacific Road
Brainerd, Minnesota  54601

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of March 20, 2008, the record date for determining shares entitled to notice of and to vote at our annual meeting, 2,312,583 shares of our common stock were outstanding.  Each common share is entitled to one vote.

Information as to the name, address and stockholdings of:  (i) each person known by Nature Vision to be a beneficial owner of more than five percent of our common stock; (ii) each director and nominee for election to the Board of Directors; (iii) each executive officer named in the Summary Compensation Table; and (iv) by all executive officers and directors, as a group, as of March 20, 2008 is set forth below.  Except as indicated below, we believe that each person has the sole (or joint with spouse) voting and investment powers with respect to such shares.

Name and Address	Amount of Common Stock Beneficially Owned	Percent of Common Stock (1)

Jeffrey P. Zernov 1480 Northern Pacific Road Brainerd, Minnesota 54601	469,997(2)	19.9%

David M. Kolkind 1480 Northern Pacific Road Brainerd, Minnesota 54601	10,000(3)	*

Michael R. Day 1480 Northern Pacific Road Brainerd, Minnesota 56401	21,740(4)	*

Richard P. Kiphart 222 West Adams Street Chicago, Illinois 60606	550,752(5)	22.8%

Philip M. McLaughlin 26020 Birch Bluff Road Shorewood, Minnesota 55331	20,000	*

Scott S. Meyers P.O. Box 161574 Big Sky, Montana 59716	8,800(6)	*

Curtis A. Sampson P.O. Box 777 213 Main Street Hector, Minnesota 55342	14,800(7)	*

Steve Shanesy 3436 Nappe Drive Middleton, Wisconsin 53562	21,800(8)	*

Dean Capra 8565 Central Avenue Northeast Blaine, Minnesota 55434	148,016	6.4%

Anthony Capra 8565 Central Avenue Northeast Blaine, Minnesota 55434	148,016	6.4%

Perkins Capital Management, Inc. 730 East Lake Street Wayzata, Minnesota 55391	122,590(9)	5.3%

Directors and executive officers as a group (seven persons)	1,096,149(10)	45.6%

________________

*	Less than one percent of shares outstanding.
(1)
In calculating percentage ownership, all shares of common stock which a named shareholder has the right to acquire within 60 days from the date of this proxy statement upon exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage of common stock owned by that shareholder, but are not deemed to be outstanding for the purpose of computing the percentage of common stock owned by any other shareholder.

(2)	Includes: (a) 10,803 shares owned by Mr. Zernov’s wife; and (b) options to purchase 55,500 shares of common stock.
(3)	Options to purchase 10,000 shares of common stock.
(4)	Includes options to purchase 13,750 shares of common stock. Mr. Day resigned from his positions as Chief Financial Officer and Secretary of the Board of Directors of the Company on November 26, 2007.
(5)	Includes options to purchase 6,800 shares of common stock and warrant to purchase 100,000 shares of common stock.
(6)	Includes options to purchase 6,800 shares of common stock.
(7)	Includes options to purchase 6,800 shares of common stock.
(8)	Includes options to purchase 6,800 shares of common stock.
(9)	Only 40,000 shares of common stock have voting power.
(10)
Includes options to purchase 92,700 shares of common stock.  Excludes holdings of Mr. Day who resigned from his positions as Chief Financial Officer and Secretary of the Board of Directors of the Company on November 26, 2007.

________________

PROPOSAL 1:
ELECTION OF DIRECTOR

Nomination and Election of Directors

Our bylaws provide that the size of our Board of Directors shall be fixed from time to time by resolution of the board, subject to a minimum of three directors.  In connection with the election of directors at this annual meeting of shareholders, the Board of Directors has reduced the size of the board from six to five to be effective as of the date of this meeting.  Our bylaws also provide for three classes of directors with terms staggered so as to require the election of only one class of directors each year.  The terms of the current Class II directors end with this annual meeting.  The proxies granted by the shareholders will be voted at the annual meeting for the re-election of Scott S. Meyers as the Class II director, to serve for three-year term.  Mr. Steve Shanesy, whose term as a Class II director expires this year, will not be up for re-election.

Nominee for Class II Director

Scott S. Meyers

In the event that the above named person becomes unavailable for election, votes will be cast pursuant to authority granted by the enclosed proxy for such person as may be designated by the Board of Directors, unless the Board of Directors determines to reduce its size appropriately.

Directors, Nominees for Director and Executive Officers

Our Board of Directors currently comprises of six members.  The following directors, which constitute a majority of the Board of Directors, are “independent directors” as such term is defined in Section 4200(a)(15) of The Nasdaq Stock Market’s listing standards:  Richard P. Kiphart, Scott S. Meyers, Steve Shanesy, Curtis A. Sampson, and Philip M. McLaughlin.

Our directors, nominees for director and executive officers are as follows:

Name	Age	Director Since	Year Term Expires	Position
Jeffrey P. Zernov	55	2004	2010	President, Chief Executive Officer, Class I director
Richard P. Kiphart	66	2001	2010	Chairman of the Board of Directors, Class I director
Scott S. Meyers	54	2000	2008	Class II director and a nominee
Steve Shanesy	51	2004	2008	Class II director
Curtis A. Sampson	74	2004	2009	Class III director
Philip M. McLaughlin	68	2006	2009	Class III director
David M. Kolkind	50	--	--	Chief Financial Officer and Secretary

Jeffrey P. Zernov, has served as our President and Chief Executive Officer and as a Class I director since August 31, 2004.  Prior to August 31, 2004, Mr. Zernov served in the same capacities for Nature Vision Operating, Inc. (f/k/a Nature Vision, Inc.), which he founded in 1998.  Mr. Zernov also served as Chief Financial Officer of Nature Vision Operating, Inc from 1998 through 2002.  In 1979, Mr. Zernov founded Zercom Corporation, a defense electronics contractor, which he sold to Communication Systems Inc. in 1990.  Mr. Zernov served as Zercom’s Chief Executive Officer until 1996 and, in addition, from 1990 though 1996, he established and served as President of the Zercom Marine division, a designer and manufacturer of sonar products for sports fishing applications.  Prior to 1979, Mr. Zernov served as a field promotion specialist with Lindy Tackle and was a co-founder of In-Fisherman, a sports fishing publisher and producer of television shows.

Richard P. Kiphart, has served as the Chairman of the Board since January, 2007, and a Class I director since November 2001.  He has been a principal in the investment banking firm of William Blair & Company, L.L.C. since 1972.  Mr. Kiphart joined William Blair in 1965, and has been the principal in charge of the corporate finance department since 1995.  Mr. Kiphart currently serves as directors of Advanced Biotherapy, Lime Energy Co. and Identiphi, Inc.  He received his B.A. from Dartmouth College and his M.B.A. from Harvard Business School.

Scott S. Meyers, has served as a Class II director since April 2000.  Mr. Meyers is an owner and president of Rocky Mountain Choppers and Black Water Choppers custom motorcycle dealers.  He is the former President and director of Alliant Techsystems, Inc., an aerospace and defense company.  Mr. Meyers currently provides advisory services to Alliant Techsystems, which he joined in March 1996 and served as Chief Financial Officer until October 2000, when he became President.  Mr. Meyers previously served as Executive Vice President, Chief Financial Officer and a director of Magnavox Electronic Systems Company, a manufacturer of defense electronics products.  Mr. Meyers is the chair of the audit committee and a member of the compensation/nominating committee.

Steve Shanesy, has served as a Class II director since September 2004.  Mr. Shanesy most recently served as Rayovac-Remington North America’s Executive Vice President/General Manager from 1998 to 2004, and as its Senior Vice President of Marketing from 1996 to 1998.  From 1983 to 1996, Mr. Shanesy was employed by Kraft Foods, Inc., most recently as Vice President of Marketing, Oscar Meyer Foods Division.  Mr. Shanesy’s term as a Class II director expires this year and will not stand for re-election as a Class II director.

Curtis A. Sampson, has served as a Class II director since August 2004.  He is the Chairman and Chief Executive Officer of Hector Communications Corp., an owner and operator of independent telephone companies and cable television systems; the Chairman and Chief Executive Officer of Communications System, Inc., a telecommunications manufacturer; and Chairman of Canterbury Park Holding Corporation, a thoroughbred horse racing and card club wagering company.  Mr. Sampson served as a director of Nature Vision Operating Inc. (f/k/a Nature Vision, Inc.) from 1998 through 2004.  Mr. Sampson is a member of the audit committee.

Philip M. McLaughlin, has served as a Class III director since December 27, 2006.  Mr. McLaughlin owned and served as Chief Executive Officer of Quality Lincoln Mercury, Inc. located in Bloomington, MN from 1979 to 1999.  He subsequently served as Chief Executive Officer of ZH Computer Co. from 2001 to 2003.  He held director positions in two publicly held companies, Consul Corporation, (CNSL) and Teledigital, (TLDG), and other privately owned companies.  Mr. McLaughlin is a member of the audit committee.

David M. Kolkind, has served as our Chief Financial Officer and Secretary since November 26, 2007.  From June 2006 to July 2007, Mr. Kolkind served as the Chief Financial Officer of MCHH Holdings, LLC, a holding company specializing in the real estate industry. Between June 2003 and June 2006, Mr. Kolkind worked as a consultant in various capacities, mainly as Interim Financial Officer and Controller, primarily in construction and real estate industries. From August 2002 to June 2003, Mr. Kolkind served as the Controller of North American Membership Group, Inc., a consortium of various clubs that represent special groups, including the North American Hunting Club and the North American Fishing Club. Mr. Kolkind has also held other positions, including Chief Financial Officer of Asset Marketing Services, Inc. a direct marketing services and telemarketing company from May, 2000 to June, 2002, and as Vice President of Finance/Treasurer and Controller of the Sportsman's Guide, Inc., a public mail order/e-commerce company between October 1994 and May 2000.

Committees and Meetings of the Board of Directors

Nature Vision’s Board of Directors has an audit committee established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 and a joint compensation/nominating committee.

Audit Committee

Messrs. McLaughlin, Sampson and Meyers (Chair) are the current members of the audit committee of the Board of Directors.  Messrs. Sampson, and Meyers are “financial experts,” as that term is defined under the Securities Exchange Act of 1934.  Each is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.  The audit committee represents the board in discharging its responsibilities relating to our accounting, reporting and financial control practices.  The audit committee has general responsibility for review with management of our financial controls, accounting, and audit and reporting activities.  It annually reviews the qualifications and engagement of our independent accountants, makes recommendations to the board as to their selection, reviews the scope, fees, and results of their audit and reviews their management comment letters.  The charter of the audit committee is attached as Appendix A to this proxy statement for our annual meeting of shareholders to be held on May 2, 2008.

Compensation/Nominating Committee

Messrs. Meyers and Shanesy (Chair) are the current members of the compensation/nominating committee.  The committee has primary responsibility for overseeing compensation for directors, officers and key employees of Nature Vision, identifying and selecting nominees for directors, and administering the 2004 Stock Incentive Plan.  As part of this responsibility, the committee determines the base salary level, annual bonus compensation and long-term incentive compensation for executive officers and the Board of Directors.  The committee considers individual and Company performance in determining salary and bonus levels to attract and retain qualified executives.  The committee also considers competitive market compensation paid by other companies of similar size, but do not attempt to maintain a certain target percentile within compensation paid by those comparable companies.  The committee is authorized to retain compensation consultants to determine and recommend the amount or form of executive officer or director compensation.  Neither the Company nor the committee has any contractual arrangement with any compensation consultant for such services at this time.  The committee does not have a charter.  Each member of the committee is an “independent member,” as that term is defined in the rules promulgated by the Nasdaq Stock Market.

Meetings of the Board of Directors

During 2007, the Board of Directors met 7 times.  During 2007, the audit committee met 4 times and the compensation/nominating committee met 2 times.  Each director attended, in person or by telephone, 75% or more of the aggregate total of meetings of the Board of Directors and meetings of committees of the Board of Directors on which the director serves.

Audit Committee Report

The audit committee has reviewed and discussed with management, Nature Vision’s audited financial statements for the year ended December 31, 2007.  The audit committee has also discussed with the independent auditors the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The audit committee has received the written disclosures and the letter from the independent accountants required by the Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the independent accountants their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board of Directors that the audited financial statements, referred to above, be included in the annual report on Form 10-KSB for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Scott S. Meyers (Chair)
Curtis A. Sampson
Philip M. McLaughlin

Director Nomination Process

In addition to overseeing the compensation for directors, officers and key employees of Nature Vision, the compensation/nominating committee will periodically review whether the size of the board is appropriate to oversee and manage the company.  If not, the committee will make an appropriate change to the size of the board.  The committee will also assess whether any director vacancies are expected.  If a board vacancy is likely to occur, then the committee will consider candidates, including those known to the directors as well as candidates recommended by management, search firms, shareholders and other sources.  The committee members will conduct the initial evaluation of prospective directors and, if appropriate, follow-up by gathering information on the candidates from third parties.  One or more of the committee’s members will interview in person or by phone those prospective candidates which suit Nature Vision’s needs.  The Board of Directors as a whole will then evaluate the candidates and make the final decision of who to nominate.  The current nominee for election as Class II director was recommended by the current Board of Directors as a whole.

When it seeks nominees for directors, the committee will look for candidates who it believes will make contributions to the board’s operations and will represent the interests of Nature Vision’s shareholders.  The committee will generally consider a number of criteria when it is identifying and selecting candidates, such as past accomplishments; expertise in areas important to Nature Vision’s success; personal qualities; and whether the prospective candidate has ample time to devote to Nature Vision’s affairs and will likely interact well with the other board members.

The board will consider recommendations by shareholders of nominees for election as a director. Candidates recommended by our shareholders will be considered under the same standards as candidates that are identified by the compensation/nominating committee. Recommendations will need to be in writing, including a resume of the candidate’s business and personal background and include a signed consent that the candidate is willing to be considered as a nominee and will serve if elected. Shareholder recommendations will need to be sent to Nature Vision, Inc., Attention: David M. Kolkind, 1480 Northern Pacific Road, Brainerd, Minnesota 54601. Shareholder recommendations for nominees must be received no later than the date that shareholder proposals for action at the annual shareholder meeting are due.

Code of Business Conduct and Ethics

Each of Nature Vision’s directors and employees, including its executive officers, are required to conduct themselves in accordance with ethical standards set forth in the Code of Business Conduct and Ethics adopted by the Board of Directors.  The code is available on our website at www.naturevisoninc.com.  Any amendments to or waivers from the code will be posted on Nature Vision’s website.  Information on our website does not constitute part of this proxy statement.

Communications with Directors

The Board of Directors has adopted a process for shareholders to communicate with directors.  Shareholders may communicate with directors by sending a letter to the following address:

Nature Vision, Inc.
Attention:  David M. Kolkind
1480 Northern Pacific Road
Brainerd, Minnesota  54601

Mr. Kolkind reviews all letters received and sends a summary of the correspondence to the board on a regular basis, together with copies of letters that the corporate secretary believes require board attention.  In addition, a record of all letters received by Nature Vision is maintained so that directors may review specific correspondence.

Vote Required

The nominee who receive the highest number of affirmative votes at the meeting for the one Class II board seat will be elected as Class II director.

The Board of Directors recommends that the shareholders vote “FOR” the election of the nominee for director.

EXECUTIVE COMPENSATION

The following table summarizes the compensation earned during the last fiscal year by Jeffrey P. Zernov, current President and Chief Executive Officer, David M. Kolkind, current Chief Financial Officer and Secretary, Michael R. Day, who served as Chief Financial Officer and Secretary of the Company through November 26, 2007, and Robin K. Sheeley, who served as the President of the Company’s former Photo Control division through February 5, 2007 (the foregoing executive officers are collectively referred to herein as the “Named Executive Officers”).  No other executive officers’ total compensation exceeded $100,000 in the year ended December 31, 2007.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	All Other Compensation ($)	Total ($)
Jeffrey P. Zernov, President and CEO	2007	$200,000	--	--	$200,000
	2006	$200,000	--	--	$200,000
David M. Kolkind, CFO and Secretary	2007	$15,385	--	7,287(1)	$22,672
	2006(2)	--	--	--	--
Michael R. Day, former CFO and Secretary	2007(3)	$150,000	--	--	$150,000
	2006	$150,000	--	--	$150,000
Robin K. Sheeley, Former President of the Photo Control division	2007(4)	$20,661	--	--	$20,661
	2006	$137,916	$47,000(5)	$259,159(6)	$444,075
_____________________
(1) This amount represents fees earned by Mr. Kolkind during 2007 as a consultant to the Company and before becoming the CFO of the Company.
(2) Mr. Kolkind became the CFO of the Company on November 26, 2007.
(3) Mr. Day served as the Company’s CFO through November 26, 2007.
(4) Mr. Sheeley resigned from his position as the President of Nature Vision’s Photo Control Division, effective February 5, 2007.
(5) Mr. Sheeley earned this amount, which represents the 2006 Performance Bonus, by attaining the performance benchmarks set forth in the amendment to his employment agreement, dated October 9, 2006.
(6) This amount represents the 2006 Bonus Payment provided in Mr. Sheeley’s employment agreement, dated October 15, 2004.  The 2006 Bonus Payment equals 3.4% of the amount by which gross sales of Vaddio products in fiscal 2006 exceeded $2,000,000.
_____________________

Base salary.  Base salary is used to recognize not only the experience, skills, knowledge and responsibilities required of the Named Executive Officers, but also the contributions they make to the Company’s performance.  When determining base salaries, the compensation/nominating committee considers a number of factors including compensation paid to executive officers by companies of similar size, internal review of the executive’s compensation (both individually and relative to other executives), level of the executive’s responsibility, individual performance of the executive, and the performance of the Company financially and strategically.  The base salaries of the Named Executive Officers are reviewed on an annual basis. For 2007, the compensation/nominating committee and the Board of Directors decided not to increase the base salaries of the Named Executive Officers, but rather maintain the base salaries at the same level as those from 2006.

Incentive cash bonus.  Cash bonuses are intended to reward individual and the Company’s performance during the year.  For 2007, the compensation/nominating committee and the Board of Directors decided to extend the terms of the 2006 Cash Bonus Plan through 2007. The 2006 Cash Bonus Plan is a formula based and discretionary bonus plan.  Under this extended Cash Bonus Plan, Mr. Zernov and Mr. Day would receive certain automatic cash bonus payments if the Company’s actual 2007 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, meets or exceeds 90% of the Company’s 2007 budgeted EBITDA.  As the Company’s actual 2007 EBITDA did not meet or exceed 90% of the Company’s 2007 budgeted EBITDA, neither Mr. Zernov nor Mr. Day received the automatic cash bonus payments in fiscal 2007.  The compensation/nominating committee and the Board of Directors also did not grant discretionary cash bonuses to the Named Executive Officers for fiscal 2007.

Long term incentive compensation.  The compensation/nominating committee and the Board of Directors extended the terms of the 2006 long term incentive compensation for President and Chief Executive Officer, Chief Financial Officer and the non-employee directors of the Company through 2007.  Mr. Zernov, Mr. Day and the non-employee directors would receive long term incentive compensation in the form of restricted stock if the Company’s actual EBITDA for 2007 meets or exceeds 90% of the Company’s 2007 budgeted EBITDA.  Since the Company’s actual 2007 EBITDA did not meet or exceed 90% of the Company’s 2007 budgeted EBITDA, Mr. Zernov, Mr. Day and the non-employee directors of the Company did not receive any restricted stock in fiscal 2007.

Employment Agreements.  The Company entered into an employment agreement with Mr. Jeffrey P. Zernov, the President and Chief Executive Officer, on August 31, 2004.  The agreement provides for a non-compete period of five years from the date he voluntarily terminates his employment or is terminated for cause.  If the Company terminates Mr. Zernov’s employment without cause, then the Company may restrict him from competing for a period of up to two years to the extent the Company continues to pay his base salary.

The Company also entered into an employment agreement with David M. Kolkind, the Company’s Chief Financial Officer, on November 26, 2007.  Under the agreement, Mr. Kolkind would receive $160,000 as his starting base salary.  In the event of a change of control, Mr. Kolkind would be entitled to a lump sum payment of one year’s then base salary if the Company or its successor does not retain Mr. Kolkind for at least one year after the change of control at such base salary or a higher salary.  Also under the agreement, Mr. Kolkind would be entitled to earn a formula-based bonus based on the Company’s actual 2008 earnings before interest, taxes, depreciation and amortization, referred to as EBITDA, compared to the Company’s budgeted EBITDA for 2008 established by the Board of Directors.  The agreement further provides that Mr. Kolkind would be eligible to participate in the Company’s Long Term Incentive Plan.

Mr. Sheeley, the former President of Nature Vision’s once Photo Control Division, entered into an employment with the Company on October 15, 2004 in connection with the Company’s purchase of assets comprising of the Vaddio product line in January 2004.  Mr. Sheeley’s employment agreement was amended on October 9, 2006 amending, among other terms, the base salary from $10,416.66 per month to $13,000 per month and providing for a 2006 performance bonus payment of $47,000 if certain performance goals are met.  The amendment also provides a performance bonus payment that is equal to 5% of the amount by which the gross profit derived from the sale of the Company’s Vaddio products during calendar year 2007 exceeds the gross profit for the said products during calendar year 2006.  Mr. Sheeley resigned from his position as the President of Nature Vision’s Photo Control Division, effective February 5, 2007.

Nature Vision Stock Options

The following table sets forth certain information relating to equity awards outstanding as of December 31, 2007 for each Named Executive Officer.  David Kolkind, our Chief Financial Officer, was granted an option to purchase 10,000 shares of the Company’s common stock at an exercise price of $2.21 pursuant to the Company’s stock option plan upon his appointment as the Company’s new Chief Financial Officer.  On September 20, 2007, Nature Vision granted a non-qualified stock option for the purchase of 33,000 shares of its common stock at an exercise price of $2.10 per share to Jeffrey P. Zernov, the Company’s Chief Executive Officer, in consideration of his guarantee of the payment on the financing obtained by the Company to acquire the assets of Cass Creek.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Jeffrey P. Zernov	22,500 (1) 33,000		$5.43 $2.10	11/3/2009 9/20/2013
David M. Kolkind	10,000	10,000(2)	$2.21	11/26/2012
Michael R. Day	13,750(1)		$5.43	11/3/2009
__________________

(1)	Effective November 11, 2005, the Company accelerated the vesting of the remaining unvested options granted in 2004, through a written action of the Board of Directors.
(2)	3,333 shares each vest on November 11, 2008 and November 11, 2009. 3,334 shares vest on November 26, 2010.

Board of Director Compensation

The following table sets forth the cash and non-cash compensation for fiscal 2007 awarded to or earned by each of our directors who is not also a Named Executive Officer.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)	Total ($)
Richard P. Kiphart	$12,500	--	$12,500
Scott S. Meyers	$18,500	--	$18,500
Steve Shanesy	$17,000	--	$17,000
Curtis A. Sampson	$15,000	--	$15,000
Philip M. McLaughlin	$15,000	--	$15,000
____________________

(1)
No stock options were granted to the directors during fiscal year 2007.  For the aggregate number of stock options outstanding at 2007 fiscal year end, see section titled Security Ownership of Certain Beneficial Owners and Management.

Each director who is not a full-time employee of Nature Vision receives a quarterly retainer of $3,000.  Also, a fee of $750 is paid to each outside director for each board or committee meeting attended in person plus out-of-pocket expenses incurred in attending meetings.  The chairs of the audit committee and compensation/nominating committee are each paid an additional annual retainer of $2,000.  Outside directors are eligible for stock options.  Outside directors were also eligible for long term incentive compensation relating to performance for the fiscal 2007, but no payments were made under the long term incentive compensation for fiscal 2007.  Directors who also are employees of Nature Vision are not compensated for their duties as directors.

SECTION 16(a) BENEFICIAL OWNERSHIP
REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires Nature Vision’s directors and officers, and persons who own more than 10% of Nature Vision’s common stock, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock.  Officers, directors and 10% shareholders are also required by SEC regulation to furnish us with copies of all Section 16(a) reports they file.

To our knowledge, based solely on review of the copies of such reports furnished to us, during the year ended December 31, 2007, our officers, directors and 10% shareholders complied with their Section 16(a) filing requirements in a timely manner.

INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee and the Board of Directors approved the appointment of Virchow, Krause & Company, LLP as Nature Vision’s independent public accountants for the fiscal year ending December 31, 2008.  Representatives of Virchow, Krause & Company, LLP, who are expected to be present at the meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

Nature Vision’s independent public accountant has not resigned, declined to stand for re-election or been dismissed in either of the two most recent fiscal years.  Virchow, Krause & Company, LLP, has served as Nature Vision’s auditor during this two-year period.

Nature Vision Independent Public Accountant’s Fees

The following table presents fees for professional services rendered by Virchow, Krause & Company, LLP, for the audit of Nature Vision’s financial statements for the years ended December 31, 2007 and December 31, 2006, and fees billed by Virchow, Krause & Company, LLP for other services during those periods:

	2007	2006
Audit Fees	$119,750	$119,440
Audit Related Fees	$0	$2,700
Tax Fees	$10,870	$13,815
All Other Fees	$7,825	$8,630
Total	$138,445	$144,585

Audit Fees were for professional services for auditing and reviewing Nature Vision’s financial statements, as well as for consents and assistance with and review of documents filed with the Securities and Exchange Commission.

Audit Related Fees for 2007 were for professional services related to auditing and reviewing Nature Vision’s financial statements, including advising Nature Vision as to complying with accounting policies and transactional planning.

Tax Fees were for professional services for tax planning and compliance.

All Other Fees were for professional services not applicable to the other categories.

Pre-Approval Policy for Services of Nature Vision Independent Auditors

The audit committee meets prior to filing any Form 10-QSB or 10-KSB to approve those filings.  In addition, the committee meets to discuss audit plans and anticipated fees for audit and tax work prior to the commencement of that work.  All fees paid to the independent auditors are pre-approved by the audit committee.  These services may include audit services, audit-related services, tax services and other services.  The audit committee adopted a policy for the pre-approval of services provided by the independent auditors, which was attached as an exhibit to the Annual Report on Form 10-K for the year ended December 31, 2003.

PROPOSALS OF SHAREHOLDERS

Any shareholder proposal intended to be considered for inclusion in the proxy statement for presentation at our 2009 annual meeting must be received by us by December 4, 2008.  The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934.  We suggest that you submit your proposal by certified mail -- return receipt requested.  If you intend to present a proposal at our 2009 annual meeting without including such proposal in our proxy statement, then you must provide us with notice of such proposal no later than February 26, 2009.  We reserve the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

OTHER MATTERS

The Board of Directors does not intend to bring before the meeting any business other than as set forth in this proxy statement, and has not been informed that any other business is to be presented to the meeting.  However, if any matters other than those referred to above should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

Please sign and return promptly the enclosed proxy in the envelope provided if you are a holder of common stock.  The signing of a proxy will not prevent your attending the meeting and voting in person.

BY ORDER OF THE BOARD OF DIRECTORS

David M. Kolkind
Secretary

April 2, 2008

Appendix A

NATURE VISION, INC.

AMENDED AND RESTATED CHARTER
OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

I.           AUDIT COMMITTEE PURPOSE.

The Audit Committee is established by the Board of Directors (the "Board") of Nature Vision, Inc. (the "Corporation") for the primary purpose of assisting the Board in fulfilling its oversight duties and responsibilities. Certain of the Audit Committee's specific duties and responsibilities include:

o
Overseeing the integrity of the Corporation's financial statements and the audits of such financial statements, accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting.

o	Monitoring the independence, qualifications and performance of the Corporation's independent auditors.

o	Providing an avenue of communication among the Corporation's independent auditors, management, the internal auditing department and the Board.

The Audit Committee has the authority to conduct any investigation necessary or appropriate to fulfilling its duties and responsibilities, and has direct access to the Corporation's independent auditors, as well as all persons within the Corporation. The Audit Committee has the authority to retain special legal, accounting or other advisors, consultants or experts it deems necessary or appropriate in the performance of its duties and responsibilities.

The Corporation will provide appropriate funding, as determined by the Audit Committee, for the compensation of the Corporation's independent auditors, compensation of any advisors, consultants or experts engaged by the Audit Committee and payment of ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties and responsibilities.

The Audit Committee will primarily fulfill its duties and responsibilities by carrying out the activities set forth in Section III of this Amended and Restated Charter of the Audit Committee (this "Charter").

II.           AUDIT COMMITTEE COMPOSITION AND MEETINGS.

The Audit Committee will be comprised of three or more directors as determined by the Board, each of whom will meet the independence and experience requirements set forth in the Nasdaq Marketplace Rules, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the rules and regulations promulgated under the Exchange Act (including, but not limited to, the exemptions provided in Rule 10A-3 of the Exchange Act) and any other applicable rules and regulations.

Specifically, each members of the Audit Committee will be:

o	A member of the Board.

o	Independent, as defined in Rule 10A-3 of the Exchange Act.

o	Able to read and understand fundamental financial statements, including the Corporation's balance sheet, income statement and cash flow statement.

Further, members of the Audit Committee will not:

o	Be an officer or employee of the Corporation or its subsidiaries.

o
Otherwise have any relationship which, in the opinion of the Board, would interfere with such member's exercise of his or her independent judgment in carrying out the responsibilities of a director of the Corporation.

o	Have participated in the preparation of the financial statements of the Corporation or any current subsidiary at any time during the last three (3) years.

Of the members of the Audit Committee, at least one member must have financial sophistication, as set forth in Nasdaq Marketplace Rule 4350(d)(2)(A). Additionally, the Board will determine whether at least one member of the Audit Committee meets the criteria for being a "audit committee financial expert," as established by the Securities and Exchange Commission (the "SEC"). If a member of the Audit Committee qualifies as an "audit committee financial expert," the Corporation will disclose in its periodic filings or proxy statements, as and to the extent required by the SEC, the name of the person qualifying as an "audit committee financial expert," and a statement regarding whether such person is independent.

Audit Committee members will be appointed annually by the Board, upon recommendation of the Board's Compensation/Nominating Committee. If a chairperson is not designated by the Board or present at any meeting of the Audit Committee, the members of the Audit Committee may designate a Chair by majority vote of all of the members of the Audit Committee.

The Audit Committee will meet at least four times annually, or more frequently as circumstances dictate. The Chair of the Audit Committee will prepare and/or approve an agenda in advance of each meeting. On a no less frequent basis than annually, the Audit Committee will meet in private executive session with each of management, the director of the Corporation's internal auditing department and the Corporation's independent auditors, to discuss any matters that the Audit Committee or any such persons believe should be discussed. The Audit Committee will also meet in private executive session as a committee as frequently as is determined by the Audit Committee to be necessary or appropriate. The Audit Committee, or the Chair of the Audit Committee on behalf of the entire Audit Committee, will communicate with management and the Corporation's independent auditors on a quarterly basis to review the Corporation's annual audited and quarterly financial statements, including the Corporation's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and to discuss, if any, significant findings based upon the independent auditors' limited review procedures.

III.           AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES.

Review Procedures

o
Review and reassess the adequacy of this Charter at least annually and recommend to the Board any necessary amendments. To the extent required by the SEC, assist the Corporation in making this Charter publicly available (which, if appended to the Corporation's proxy statement for its annual meeting of shareholders, must be included no less frequently than once every three years or whenever there are material modifications to this Charter).

o
Review, prior to filing or other distribution, the Corporation's annual audited financial statements, quarterly financial statements and all internal controls reports. Such review will include discussions with management and Corporation's independent auditors regarding, among other things, significant issues regarding accounting principles, policies, practices and judgments. Discuss any significant changes to the Corporation's accounting principles and any items required to be communicated by the Corporation's independent auditors in accordance with SAS 61. Recommend to the Board whether the Corporation's financial statements should be included in the Corporation's Annual Report on Form 10-KSB.

o
Consider, in consultation with the management, the Corporation's independent auditors and the internal auditors, the integrity of the Corporation's accounting and financial reporting processes, disclosure controls and procedures and internal controls over financial reporting. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the Corporation's independent auditors and the internal auditing department, together with management's responses.

Independent Auditors

o
Appoint, compensate, retain and oversee the work of the Corporation's independent auditors or engaged by the Audit Committee for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Corporation. Direct the Corporation's independent auditors to report directly to the Audit Committee. Review the independence and performance of the Corporation's independent auditors and, if circumstances warrant, discharge the Corporation's independent auditors. Recommend that the Board submit the Corporation's independent auditors for shareholder ratification.

o	Oversee the resolution of disagreements, if any, between management and the Corporation's independent auditors regarding, among other things, financial reporting.

o
Consider whether the performance by the Corporation's independent auditors of permissible nonaudit services in compatible with the auditors' independence. Discuss with the Corporation's independent auditors the matters to be discussed under Statement on Auditing Standards ("SAS") No. 61, as amended by SAS Nos. 84 and 90. Ensure the receipt by the Audit Committee of a formal written statement from the Corporation's independent auditors delineating all relationships between the Corporation's independent auditors and the Corporation, consistent with Independence Standards Board Standard 1. Engage in dialogue with the Corporation's independent auditors with respect to any disclosed relationships or services that may affect the independence and objectivity of the auditors and take, or recommend that the Board take, appropriate actions to oversee the independence of the Corporation's independent auditors.

o
Review the audit plan of, and the engagement letters from, the Corporation's independent auditors. As applicable, discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

o
Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's critical accounting policies and principles, as applied in its financial reporting. Inquire as to the independent auditors' views about whether management's choices of generally accepted accounting principles appear reasonable from the perspective of income, asset and liability recognition, whether such principles are common or minority practices and whether there are alternative principles preferred by the Corporation's independent auditors.

o
Review and pre-approve (pursuant to pre-approval policies and procedures or otherwise) both audit and permitted non-audit services (which includes, among other things, tax services) to be provided by the Corporation's independent auditors. Delegate, to the extent necessary or desired, the authority to grant pre-approvals to one or more members of the Audit Committee, whose decisions will be presented to the full Audit Committee at its next regularly scheduled meeting. Assist the Corporation in disclosing, to the extent required by the SEC, the pre-approved nonaudit services.

Legal Compliance

o
Review with the Corporation's counsel, on a no less frequent than annual basis, any legal matters that could have a significant impact on the Corporation's financial statements, the Corporation's compliance with applicable laws and regulations and inquiries received from regulators or governmental agencies. Review all reports concerning any significant fraud or regulatory noncompliance that occurs at the Corporation, including consideration of any internal controls that should be strengthened to reduce the risk of a similar event in the future.

Compliance with Codes of Ethical Conduct

o
As necessary or appropriate, review and monitor, with the assistance of the Corporation's independent auditors, the administration of, and compliance with, the Corporation's Code of Business Conduct and Ethics and the Foreign Corrupt Practices Act.

Other Audit Committee Responsibilities

o	Review and approve all transactions required to be disclosed under Item 404 of Regulation S-B.

o	Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters.

o	Establish procedures for the confidential, anonymous submission by the Corporation's employees of concerns regarding questionable accounting or auditing matters.

o	As and to the extent required by the SEC, prepare a report to the Corporation's shareholders for inclusion in the Corporation's proxy statement for its annual meeting of shareholders.

o	Perform any other activities consistent with this Charter, the Corporation's bylaws and governing law, as the Audit Committee or the Board deems necessary or appropriate.

o	Maintain minutes of meetings and periodically report to the Board on significant results of the foregoing activities.

While the Audit Committee has the responsibility and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine whether the Corporation's financial statements are complete, accurate and in accordance with generally accepted accounting principles. This is the responsibility of management and the Corporation's independent auditors. Further, it is not the duty of the Audit Committee to conduct investigations or assume compliance with laws, regulations or the Corporation's Code of Business Conduct and Ethics.

NATURE VISION, INC.

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned having duly received the Notice of Annual Meeting and the Proxy Statement dated April 2, 2008, hereby appoints the President and Chief Executive Officer, Jeffrey P. Zernov, and the Chief Financial Officer and Secretary, David M. Kolkind, as proxies (each with the power to act alone and with the power of substitution and revocation) to represent the undersigned and to vote, as designated below, all common shares of Nature Vision, Inc. held of record by the undersigned on March 20, 2008, at the Annual Meeting of Shareholders to be held on May 2, 2008 at Embassy Suites Hotel Minneapolis - Airport, 7901 34th Avenue South, Bloomington, Minnesota  55425, at 2:00 p.m., Central Daylight Time, and at any adjournment thereof.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEE FOR DIRECTOR.

1.	PROPOSAL TO ELECT ONE DIRECTOR	☐ FOR the nominee listed below	☐ WITHHOLD AUTHORITY to vote for the nomines listed below

Scott S. Meyers

2.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT.

(CONTINUED ON OTHER SIDE)

(CONTINUED FROM OTHER SIDE)

This Proxy, when properly executed, will be voted in the manner directed on the Proxy by the undersigned stockholder.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEE TO THE BOARD LISTED IN PROPOSAL 1.

Please sign exactly as your name appears on this card.  When shares are held by joint tenants, both should sign.  If signing as attorney, guardian, executor, administrator or trustee, please give full title as such.  If a corporation, please sign in the corporate name by the president or other authorized officer.  If a partnership, please sign in the partnership name by an authorized person.

(Signature)

(Signature, if held jointly)

Dated:	, 2008

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD
PROMPTLY USING THE ENCLOSED RETURN ENVELOPE.